UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 2011

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Winn-Dixie Stores, Inc. (the “Company”) previously filed a Current Report on Form 8-K disclosing the January 5, 2011 resignation of Dan Portnoy from his position as Senior Vice President and Chief Merchandising and Marketing Officer.

On February 25, 2011, the Company and Mr. Portnoy entered into a general release and separation agreement with respect to his resignation. A copy of the agreement is attached hereto as Exhibit 10.1.

Mr. Portnoy’s departure is being treated as a “termination without cause” under the terms of the Winn-Dixie Executive Severance Plan (the “Plan”). In connection with Mr. Portnoy’s execution of the release agreement and pursuant to terms of the Plan, Mr. Portnoy will receive a lump sum payment in an amount equal to 26 weeks of gross pay ($281,875.10) and be eligible to receive up to a maximum of the equivalent of 104 weeks of gross pay ($1,127,500.00) in weekly installments over the following two years or until he secures employment in an equivalent position. In addition, Mr. Portnoy will be eligible to have his COBRA premiums paid for up to 24 months.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Winn-Dixie Stores, Inc. Executive Severance Plan General Release and Separation Agreement between Winn-Dixie Stores, Inc. and Dan Portnoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Winn-Dixie Stores, Inc. Executive Severance Plan General Release and Separation Agreement between Winn-Dixie Stores, Inc. and Dan Portnoy.